Exhibit l(1)

Skadden, Arps, Slate, Meagher & Flom LLP

Four Times Square

New York, New York 10036-6522

March 26, 2012

Special Value Continuation Fund, LLC

2951 28th Street, Suite 1000

Santa Monica, California 90405

Re:                            Special Value Continuation Fund, LLC

Registration Statement on Form N-2

(File No. 333- 172669)

Ladies and Gentlemen:

We have acted as special counsel to Special Value Continuation Fund, LLC, a Delaware limited liability company, to be converted into TCP Capital Corp., a Delaware corporation (collectively, the “Company”), in connection with the initial public offering (the “IPO”) by the Company of up to 11,661,016 shares (including shares subject to an overallotment option) (the “Shares”) of the Company’s common stock, par value $0.001 per share (the “Common Stock”).

This opinion is being furnished in accordance with the requirements of Exhibit (l) of the above-captioned Registration Statement of the Company on Form N-2 under the Securities Act of 1933, as amended (the “Act”).

In connection with this opinion, we have examined originals or copies, certified or otherwise identified to our satisfaction, of (i) the Company’s notice of intent to file an election pursuant to Section 54(a) under the Investment Company Act of 1940, as amended (the “1940 Act”), to be regulated as a business development company, as filed with the Securities and Exchange Commission (the “Commission”) on May 2, 2011 (the “Notice of Intent”); (ii) a draft of the Form N-54A in the form it will be filed with the Commission (the “Form N-54A”); (iii) the Registration Statement on Form N-2 (File No. 333-172669) as filed with the Commission on March 8, 2011 under the Act;  (iv) Amendment No. 1 to such

Registration Statement as filed with the Commission on May 2, 2011 under the Act; (v) Amendment No. 2 to such Registration Statement as filed with the Commission on May 13, 2011 under the Act; (vi) Amendment No. 3 to such Registration Statement as filed with the Commission on March 5, 2012 under the Act; (vii) and Amendment No. 4 to such Registration Statement in the form being filed with the Commission on the date hereof (such Registration Statement, as so amended, being hereinafter referred to as the “Registration Statement”); (viii) the form of Underwriting Agreement proposed to be entered into by and among the Company, as issuer, Tennenbaum Capital Partners, LLC, a Delaware limited liability company, as investment advisor to the Company, and Deutsche Bank Securities Inc. and Stifel, Nicolaus & Company, Incorporated, as representatives of the several underwriters named therein (the “Underwriters”), filed as an exhibit to the Registration Statement (the “Underwriting Agreement”); (ix) the form of Certificate of Incorporation of the Company filed as Exhibit No. (a)(2) to the Registration Statement and to be in effect upon consummation of the IPO; (x) the form of By-Laws of the Company, filed as Exhibit No. (b)(2) to the Registration Statement and to be effect upon consummation of the IPO; and (xi) certain resolutions of the Board of Directors of the Company relating to the conversion to a Delaware corporation and the issuance and sale of the Shares and related matters.  We also have examined originals or copies, certified or otherwise identified to our satisfaction, of such records of the Company and such agreements, certificates of public officials, certificates of officers or other representatives of the Company and others, and such other documents, certificates and records as we have deemed necessary or appropriate as a basis for the opinions set forth herein.

In our examination, we have assumed the legal capacity of all natural persons, the genuineness of all signatures, the authenticity of all documents submitted to us as originals, the conformity to original documents of all documents submitted to us as certified, conformed or photostatic copies and the authenticity of the originals of such latter documents.  In making our examination of executed documents, we have assumed that the parties thereto, other than the Company, had the power, corporate or other, to enter into and perform all obligations thereunder and have also assumed the due authorization by all requisite action, corporate or other, and execution and delivery by such parties of such documents and the validity and binding effect thereof on such parties.  In rendering the opinion set forth below, we have assumed that the Purchase Agreement will be executed and delivered in substantially the form reviewed by us and that the share certificates representing the Shares will conform to the specimen examined by us and will be signed manually or by facsimile by an authorized officer of the transfer agent and registrar for the Common Stock and registered by such transfer agent and registrar.  As to any facts material to the opinion expressed herein which we have not independently established or verified, we have relied upon statements and representations of officers and other representatives of the Company and others.

Based upon and subject to the foregoing, we are of the opinion that, upon (i) the Registration Statement becoming effective under the Act; (ii) the Underwriting Agreement having been duly executed and delivered; (iii) the Form N-54A having been filed with the Commission and become effective; (iv) due action of a duly appointed committee of the Board of Directors of the Company with respect to the pricing of the IPO and such price per share so determined is not less than the per share par value of the Shares; and (v) due issuance of the Shares against payment therefor in the manner contemplated by the Underwriting Agreement, the issuance and sale of the Shares will have been duly authorized, and the Shares will be validly issued, fully paid and nonassessable.

We hereby consent to the filing of this opinion with the Commission as an exhibit to the Registration Statement.  We also consent to the reference to our firm under the caption “Legal Matters” in the Registration Statement.  In giving this consent, we do not thereby admit that we are included in the category of persons whose consent is required under Section 7 of the Act or the rules and regulations of the Commission.

Very truly yours,
/s/ Skadden, Arps, Slate, Meagher & Flom LLP